As filed with the Securities and Exchange Commission on May 1, 2023
Registration No. 333-262643
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOONLAKE IMMUNOTHERAPEUTICS
(Exact name of registrant as specified in its charter)

Cayman Islands	98-1711963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Dorfstrasse 29
6300 Zug
Switzerland
41 415108022
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9008, Cayman Islands
+1 (302)-338-9130
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicolas Mosimann Emanuel Dettwiler Kellerhals Carrard Basel KlG Henric Petri-Strasse 35 P.O. Box 257 CH-4010 Basel, Switzerland +41 58 200 30 00	Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8200	Bicrom Das Walkers (Cayman) LLP 190 Elgin Avenue George Town, Grand Cayman KY1-9001 Cayman Islands +1 345 949 0100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
MoonLake Immunotherapeutics, a Cayman Islands exempted company limited by shares (the “Company”), filed a Registration Statement on Form S-1 on February 10, 2022, which was declared effective on August 2, 2022, as amended by the Post-Effective Amendment No. 1, which was filed on March 20, 2023 and subsequently declared effective on March 27, 2023 (as further amended and supplemented, the “registration statement”). This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Post-Effective Amendment No. 2”) is being filed by the Company to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3, (ii) include updated information regarding certain of the selling shareholders named in the prospectus, and (iii) reflect a reduction in the number of Class A Ordinary Shares (as defined below) being offered by the selling shareholders to 35,666,767 Class A Ordinary Shares.
No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 1, 2023
PRELIMINARY PROSPECTUS
MOONLAKE IMMUNOTHERAPEUTICS
35,666,767 Class A Ordinary Shares
Offered by the Selling Shareholders
This prospectus relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (collectively, the “Selling Shareholders”) of up to 35,666,767 Class A ordinary shares of MoonLake Immunotherapeutics, a Cayman Islands exempted company limited by shares (“MoonLake”), par value $0.0001 per share (“Class A Ordinary Shares”), including Class A Ordinary Shares that are issuable to certain Selling Shareholders upon the exchange by such Selling Shareholders of common shares of MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft) registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536 (“MoonLake AG”), par value CHF 0.10 per share (the “MoonLake AG Common Shares”), and simultaneous surrender of Class C ordinary shares of MoonLake, par value $0.0001 per share (the “Class C Ordinary Shares”). The Class A Ordinary Shares registered by this prospectus are referred to herein as the “Registrable Shares”. The Registrable Shares consist of:
(i)4,833,827 Class A Ordinary Shares (issued in a private placement pursuant to subscription agreements (collectively, the “PIPE Subscription Agreements”) with certain investors (which includes affiliates of Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”) and certain existing equityholders of MoonLake AG) (the “PIPE”) at a price of $10.00 per share;
(ii)2,855,000 Class A Ordinary Shares received upon conversion of the Class B ordinary shares of MoonLake, par value $0.0001 per share (the “Class B Ordinary Shares”) held by the Sponsor and the independent directors of our predecessor Helix Acquisition Corp. (“Helix”) (such shares, the “founder shares”) issued upon consummation of the Business Combination (as defined below), at a price of $0.007 per share;
(iii)430,000 Class A Ordinary Shares purchased by the Sponsor and its permitted transferees, at a price of $10.00 per share in a private placement simultaneously with the consummation of Helix’s initial public offering of Class A Ordinary Shares consummated on October 22, 2020 (“IPO”) (the “private placement shares”);
(iv)18,501,284 Class A Ordinary Shares issued to Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. (collectively, the “BVF Shareholders”) in exchange for assignment of all of their MoonLake AG Common Shares to Helix resulting in an effective purchase price of $10.00 per share; and
(v)up to 9,046,656 Class A Ordinary Shares issuable to the ML Parties (as defined below) upon assignment of their MoonLake AG Common Shares to MoonLake, at an exchange ratio of 33.638698 Class A Ordinary Shares per MoonLake AG Common Share, resulting in an effective purchase price of $10.00 per share.
The public offering price in the IPO was $10.00 per share.
We are registering the offer and sale by the Selling Shareholders named herein of the Registrable Shares to satisfy certain registration rights granted in favor of the Selling Shareholders. Our registration of the Registrable Shares covered by this prospectus does not mean that either we or the Selling Shareholders will offer or sell any of the Registrable Shares. The Selling Shareholders or their permitted transferees may offer, sell or distribute all or a portion of the Registrable Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Shareholders may sell the Registrable Shares. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Shares and will not receive proceeds from the sale of the Registrable Shares by the Selling Shareholders. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Shareholders will pay any discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Registrable Shares.
Our Class A Ordinary Shares are listed on the Nasdaq Capital Market of the Nasdaq Stock Market (“Nasdaq”) and trade under the symbol “MLTX”. On April 28, 2023, the closing price of our Class A Ordinary Shares was $21.30.
The Registrable Shares represent a substantial percentage of the total outstanding shares of our Class A Ordinary Shares as of the date of this prospectus. If all Registrable Shares are issued, the Selling Shareholders would own 35,666,767 Class A Ordinary Shares, representing 66.80% of the total outstanding Class A Ordinary Shares and outstanding Class C Ordinary Shares on an as-converted, fully diluted basis. The sale of all the Registrable Shares being offered in this prospectus could result in a significant decline in the public trading price of our Class A Ordinary Shares. As disclosed above, on April 28, 2023, the closing price of our Class A Ordinary Shares was $21.30, and some of the Selling Shareholders have purchased certain shares at prices per share lower than such closing price. As a result, the Selling Shareholders may earn a positive rate of return by selling certain of such shares, even if such sale of all the Registrable Shares being offered in this prospectus results in a significant decline in the public trading price of our Class A Ordinary Shares and such Selling Shareholder shares are sold at a lower public trading price. For example, based on the closing price of our Class A Ordinary Shares of $21.30 as of April 28, 2023, the Sponsor and other holders of the founder shares would experience a potential profit of up to approximately $21.29 per share, or approximately $60.78 million in the aggregate.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCES IN THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECTIONS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, issue, offer and sell, as applicable, any combination of the Class A Ordinary Shares described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution”. More specific terms of the Class A Ordinary Shares that the Selling Shareholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Ordinary Shares being offered and the terms of the offering.
A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See “Information Incorporated by Reference”. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized or any subsequent material incorporated herein or therein by reference. See “Where You Can Find More Information”.
Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference or in any free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
i

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 20, 2023 (our “Annual Report”);
•our Current Report on Form 8-K filed with the SEC on April 19, 2023; and
•the description of our securities contained in Exhibit 4.1 to our Annual Report, as may be further amended by any amendments or reports filed for the purposes of updating this description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement, except for our Current Report on Form 8-K filed with the SEC on April 19, 2023, which is incorporated by reference.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Class A Ordinary Shares to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. In addition, we are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC.
You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.moonlaketx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Class A Ordinary Shares.
Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.
MoonLake Immunotherapeutics
Investor Relations
Dorfstrasse 29
6300 Zug
Switzerland
41 415108022

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus or the documents incorporated herein by reference may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations for future financial performance, business strategies or expectations for our business. You should note that on April 8, 2021, the staff of the SEC issued a public statement entitled “SPAC IPOs and Liability Risk under the Securities Act”, in which the SEC staff indicated that there is uncertainty as to the availability of the safe harbor in connection with a SPAC merger. We have based these forward-looking statements contained in this prospectus or the documents incorporated herein by reference on the current expectations and beliefs of management of MoonLake, and they are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•the ability of MoonLake to:
◦realize the benefits expected from the Business Combination; and
◦maintain the listing of the Class A Ordinary Shares on Nasdaq;
•MoonLake’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;
•factors relating to our business, operations and financial performance, including, but not limited to:
◦MoonLake is substantially dependent on the success of MoonLake’s novel tri-specific nanobody, sonelokimab (“SLK”), also known as M1095/ALX 0761, which it licenses from Merck Healthcare KGaA, Darmstadt, Germany, an affiliate of Merck KGaA, Darmstadt, Germany (“MHKDG”);
◦MoonLake requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;
◦while MoonLake has initiated clinical trials, MoonLake has not completed any clinical trials, and has no products approved for commercial sale;
◦MoonLake has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;
◦MoonLake’s ability to renew existing contracts;
◦MoonLake’s ability to obtain regulatory approval for its products, and any related restrictions or limitations of any approved products;
◦MoonLake’s limited operating history;
◦MoonLake’s ability to respond to general economic conditions;
◦MoonLake’s ability to manage its growth effectively;
◦the impact of adverse business and economic conditions including inflationary pressures, general economic slowdown or a recession, increasing interest rates, and changes in monetary policy;
◦competition and competitive pressures from other companies worldwide in the industries in which MoonLake will operate;

◦the impact of the COVID-19 pandemic;
◦litigation and the ability to adequately protect MoonLake’s intellectual property rights; and
•other factors detailed under the section entitled “Risk Factors” appearing elsewhere in this prospectus or the documents incorporated by reference.
Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements of belief and similar statements reflect the beliefs and opinions of MoonLake on the relevant subject. These statements are based upon information available to MoonLake as of the date of this prospectus, and while MoonLake believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that MoonLake has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you should not put undue reliance on these statements.
v

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus and the documents incorporated by reference. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the sections titled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and the documents and other information we have incorporated by reference in this prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus. Unless the context indicates otherwise, references in this prospectus to “MoonLake”, “Company”, “we”, “us”, “our” and similar terms prior are intended to refer to MoonLake Immunotherapeutics and its consolidated subsidiaries, and references in this prospectus to the “Board” are intended to refer to the board of directors of MoonLake Immunotherapeutics.
The Company
We are a clinical-stage biotechnology company advancing therapies to address significant unmet needs in inflammatory skin and joint diseases. Our novel tri-specific Nanobody, SLK, is an IL-17A and IL-17F inhibitor that has shown therapeutic activity as measured by psoriasis area severity index (PASI) scores in patients with plaque-type psoriasis. The terms “Nanobody” and “Nanobodies” used herewith are registered trademarks of Ablynx N.V., Belgium, a Sanofi company. SLK is a proprietary Nanobody exclusively licensed from MHKDG.
We are developing a portfolio of therapeutic indications for SLK, and are focused on demonstrating its efficacy, safety and dosing convenience, initially in hidradenitis suppurativa and psoriatic arthritis. We believe that SLK has a differentiated mechanism of action and potential to penetrate into deep skin and joint tissue. SLK’s purposefully designed molecular characteristics, including its smaller size compared to traditional monoclonal antibodies and its albumin binding site, are intended to facilitate deep tissue penetration in the skin and joints. We envision SLK as a key therapeutic alternative in our initial target indications and potentially in multiple other IL-17 driven inflammatory conditions. Building on the clinical data generated to date, we pursue the clinical development of SLK.
Corporate Information and Our Team
We were originally incorporated on August 13, 2020 in the Cayman Islands as a special purpose acquisition company under the name Helix Acquisition Corp., and our subsidiary, MoonLake AG, was incorporated in Switzerland in 2021. On April 5, 2022 (the “Closing Date”), MoonLake Immunotherapeutics (formerly known as Helix Acquisition Corp.) consummated the business combination pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix, MoonLake AG, the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), the Sponsor, and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). In connection with the consummation of the Business Combination, we changed our name from Helix Acquisition Corp. to MoonLake Immunotherapeutics. Our principal executive office is located in Dorfstrasse 29, 6300, Zug, Switzerland.
Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Helix’s IPO consummated on October 22, 2020 (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

SUMMARY OF THE OFFERING

Issuer	MoonLake Immunotherapeutics

Class A Ordinary Shares offered by the Selling Shareholders
35,666,767, including Class A Ordinary Shares issuable to Selling Shareholders upon the exchange of MoonLake AG Common Shares and simultaneous surrender by such Selling Shareholder of Class C Ordinary Shares

Class A Ordinary Shares outstanding (at April 28, 2023)	43,654,455

Class C Ordinary Shares outstanding (at April 28, 2023)	9,046,656

Class A Ordinary Shares outstanding assuming the exchange of MoonLake AG Common Shares and simultaneous surrender of Class C Ordinary Shares	52,701,111

Use of proceeds	We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. See “Use of Proceeds”.

Market for our Class A Ordinary Shares	Our Class A Ordinary Shares are currently listed on Nasdaq under the symbol “MLTX”.

Risk factors
Any investment in the Class A Ordinary Shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see “Information Incorporated by Reference” and “Where You Can Find More Information”.

USE OF PROCEEDS
All of the Class A Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING SHAREHOLDERS
This prospectus relates to the resale by the Selling Shareholders from time to time of up to 35,666,767 Class A Ordinary Shares, including Class A Ordinary Shares that are issuable to certain Selling Shareholders pursuant to the Restated and Amended Shareholders’ Agreement, dated April 5, 2022, by and among Helix, MoonLake AG and each ML Party, upon the exchange by such Selling Shareholders of MoonLake AG Common Shares and simultaneous surrender of Class C Ordinary Shares. The Selling Shareholders may from time to time offer and sell any or all of the Class A Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Class A Ordinary Shares other than through a public sale.
The following table sets forth, as of April 28, 2023, the names of the Selling Shareholders, the aggregate number of Class A Ordinary Shares held by (or may become held by, upon the exchange of MoonLake AG Common Shares and simultaneous surrender of Class C Ordinary Shares pursuant to the Restated and Amended Shareholders’ Agreement) each Selling Shareholder immediately prior to the sale of Class A Ordinary Shares in this offering, the number of Class A Ordinary Shares that may be sold by each Selling Shareholder under this prospectus and the number of Class A Ordinary Shares that each Selling Shareholder will beneficially own after this offering. As contemplated by Section 240.01 of the Regulation S-K Compliance and Disclosure Interpretations of the SEC’s Division of Corporation Finance, we are identifying certain of the Selling Shareholders on a group basis because they hold an aggregate of less than 1% of our outstanding Class C Ordinary Shares and none of our outstanding Class A Ordinary Shares prior to this offering.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including any shares that the individual has the right to acquire within 60 days after the date of this table. Unless otherwise indicated, to our knowledge and subject to community property rules, we believe that all persons named in the table below have sole voting and sole investment power with respect to the voting securities beneficially owned by them. For purposes of the table below, we have assumed that the Selling Shareholders will not acquire beneficial ownership of any additional securities during the offering. The following table is prepared based on information provided to us by the Selling Shareholders. In addition, we assume that the Selling Shareholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the Selling Shareholders, including regarding the identity of, and the securities held by, each Selling Shareholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each Selling Shareholder identified in the table possesses sole voting and investment power over the Class A Ordinary Shares shown as beneficially owned by the Selling Shareholder. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

	Shares Beneficially Owned Before this Offering(1)				Class A Ordinary Shares Being Offered(2)	Shares Beneficially Owned After this Offering(3)
Name of Beneficial Owner	Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power	Shares	Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power
Atlas Diversified Master Fund, Ltd. (4)	500,000	1.15%	—%	*	500,000	—	—%	—%	—%

	Shares Beneficially Owned Before this Offering(1)				Class A Ordinary Shares Being Offered(2)	Shares Beneficially Owned After this Offering(3)
Name of Beneficial Owner	Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power	Shares	Shares	% Class A Ordinary Shares	% Class C Ordinary Shares	% Total Voting Power
Certain funds managed by BVF Partners L.P.(5)	21,751,284	49.83%	—%	41.27%	21,751,284	—	—%	—%	—%
Certain funds managed by RTW Investments, LP(6)	1,250,000	2.86%	—%	2.37%	500,000	750,000	1.72%	—%	1.42%
T. Rowe Price Associates, Inc.(7)	1,246,862	2.86%	—%	2.37%	500,000	746,862	1.71%	—%	1.42%
Jefferies LLC(8)	67,654	*	—%	*	67,654	—	—%	—%	—%
SVB Securities LLC(9)	16,173	*	—%	*	16,173	—	—%	—%	—%
Helix Holdings LLC(10)	3,215,000	7.36%	—%	6.10%	3,215,000	—	—%	—%	—%
Dr. Nancy Chang(11)	30,000	*	—%	*	30,000	—	—%	—%	—%
Will Lewis(12)	30,000	*	—%	*	30,000	—	—%	—%	—%
John Schmid(13)	10,000	*	—%	*	10,000	—	—%	—%	—%
Dr. Jorge Santos da Silva(14)	3,363,870	—%	37.18%	6.38%	3,363,870	—	—%	—%	—%
Dr. Kristian Reich(15)	2,765,774	—%	30.57%	5.25%	2,765,774	—	—%	—%	—%
Matthias Bodenstedt(16)	357,445	—%	3.95%	*	357,445	—	—%	—%	—%
Simon Sturge(17)	342,980	—%	3.79%	*	342,980	—	—%	—%	—%
Arnout Michiel Ploos van Amstel(18)	1,580,817	—%	17.47%	3.00%	1,580,817	—	—%	—%	—%
Oliver Daltrop(19)	298,745	—%	3.30%	*	298,745	—	—%	—%	—%
Nuala Brennan(20)	261,406	—%	2.89%	*	261,406	—	—%	—%	—%
Other Selling Shareholders(21)	75,619	—%	*	*	75,619	—	—%	—%	—%
__________________
*Less than 1%.
(1)The percentage of beneficial ownership before the offering is calculated based on 52,701,111 outstanding ordinary shares of the Company, which consists of 39,154,203 Class A Ordinary Shares and 13,546,908 Class C Ordinary Shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)The amounts set forth in this column are the numbers of Class A Ordinary Shares that may be offered by each Selling Shareholder using this registration statement.
(3)The percentage of beneficial ownership after the offering is calculated based on 52,701,111 outstanding ordinary shares of the Company, which consists entirely of Class A Ordinary Shares, assuming the exchange by certain Selling Shareholders of MoonLake AG Common Shares and simultaneous surrender of all Class C Ordinary Shares for Class A Ordinary Shares offered in the offering. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(4)Represents 500,000 Class A Ordinary Shares issued to Atlas Diversified Master Fund, Ltd. (“ADMF”) in the PIPE. Balyasny Asset Management L.P. is the investment manager of ADMF. Dimitry Balyasny is the portfolio manager of Balyasny Asset Management L.P. and has voting and investment control over the shares held by ADMF and may be deemed to beneficially own the shares beneficially owned by ADMF. The business address of each of ADMF, Balyasny Asset Management L.P., and Dimitry Balyasny is 444 W. Lake Street, 50th Floor, Chicago, IL 60606.
(5)Includes (a)(i) 9,533,611 Class A Ordinary Shares issued to Biotechnology Value Fund, L.P. (“BVF”), (ii) 7,741,509 Class A Ordinary Shares issued to Biotechnology Value Fund II, L.P. (“BVF2”), and (iii) 1,226,164 Class A Ordinary Shares issued to pursuant to Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), in each case, pursuant to the Business Combination Agreement, and

(b)(i) 1,732,067 Class A Ordinary Shares purchased by BVF, (ii) 1,264,191 Class A Ordinary Shares purchased by BVF2, (iii) 194,153 Class A Ordinary Shares purchased by Trading Fund OS, and (iv) 59,589 Class A Ordinary Shares purchased by MSI BVF SPV LLC (“MSI BVF”), in each case, in the PIPE. BVF I GP L.L.C. (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP L.L.C. (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings L.L.C. (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”) as the investment manager of BVF, BVF2, Trading Fund OS and MSI BVF, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned by BVF, BVF2, Trading Fund OS and MSI BVF. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc., and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS, and MSI BVF. The business address for each of BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mark N. Lambert is 44 Montgomery St. 40th Floor, San Francisco, California 94104. The business address of MSI BVF is 200 Park Avenue, New York, NY 10166. The business address of each of Trading Fund OS and Partners OS is P.O. Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(6)Consists of (i) 750,000 Class A Ordinary Shares held by one or more private funds managed by RTW Investments, LP (the “Adviser”) and (ii) 500,000 Class A Ordinary Shares purchased by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (collectively, the “RTW Funds”) in the PIPE. The Adviser is the investment adviser to the RTW Funds. Mr. Roderick Wong is the manager of RTW Investments, L.P. Each of the RTW Funds and Mr. Wong disclaims beneficial ownership of the Class A Ordinary Shares except to the extent of his or its pecuniary interest therein. The business address of each of these entities and individuals is 40 10th Avenue, Floor 7, New York, NY 10014.
(7)Includes 500,000 Class A Ordinary Shares purchased by funds managed by T. Rowe Price Associates, Inc. in the PIPE. The business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(8)Represents 67,654 Class A Ordinary Shares issued to Jefferies LLC, which it obtained in the PIPE in satisfaction of $676,540 of fees owed by Helix to Jefferies LLC as placement agent. The business address of Jefferies LLC is 520 Madison Avenue 10th Floor, New York, NY, 10022.
(9)Represents 16,173 Class A Ordinary Shares issued to SVB Securities LLC, which it obtained in the PIPE in satisfaction of $161,730 of fees owed by Helix to SVB Securities LLC as placement agent. The business address of SVB Securities LLC is 53 State Street, 40th Floor, Boston, MA, 02119.
(10)Helix Holdings LLC is the record holder of such shares. Bihua Chen is the manager of Helix Holdings LLC and has voting and investment discretion with respect to the ordinary shares held of record thereby. Ms. Chen disclaims any beneficial ownership of the securities held by Helix Holdings LLC other than to the extent of any pecuniary interest she may have therein, directly or indirectly. Ms. Chen has been the Chief Executive Officer and the Chairwoman of the Company since inception until the Closing Date.
(11)Dr. Nancy Chang was a director of the Company from 2020 until the Closing Date.
(12)Will Lewis was a director of the Company from 2020 until the Closing Date.
(13)John Schmid was a director of the Company from 2020 until the Closing Date.
(14)Dr. Jorge Santos da Silva is the Chief Executive Officer and a director of the Company.
(15)Consists of 238,297 Class C Ordinary Shares issued to Dr. Kristian Reich and 2,527,477 Class C Ordinary Shares issued to JeruCon Beratungsgesellschaft mbH (“JeruCon”) pursuant to the Business Combination Agreement. Dr. Kristian Reich has voting and investment control over the shares held by JeruCon and beneficially owns such shares, in addition to the shares held in his own name. Accordingly, Dr. Kristian Reich has beneficial ownership of 2,765,774 Class C Ordinary Shares. The address of Dr. Kristian Reich is Alte Rabenstrasse 10 A, 20148 Hamburg, Germany. Dr. Kristian Reich is the Chief Scientific Officer of the Company.
(16)Matthias Bodenstedt is the Chief Financial Officer of the Company.
(17)Simon Sturge is a member of the Board.
(18)    Jonkheer Arnout Michiel Ploos van Amstel was a former officer of MoonLake AG.
(19)    Oliver Daltrop is the Chief Technical Officer of the Company.
(20)    Nuala Brennan is the Chief Clinical Development Officer of the Company.
(21)    Represents Class C Ordinary Shares held by non-officer employees of the Company, and such group holds an aggregate of less than 1% of the outstanding Class C Ordinary Shares of the Company.

PLAN OF DISTRIBUTION
This prospectus relates to the resale by the Selling Shareholders from time to time of the Registrable Shares, including Class A Ordinary Shares that are issuable to certain Selling Shareholders pursuant to the Restated and Amended Shareholders’ Agreement upon the exchange by such Selling Shareholders of MoonLake AG Common Shares and simultaneous surrender of Class C Ordinary Shares. We are registering the offer and sale by the Selling Shareholders named herein of the Class A Ordinary Shares to satisfy certain registration rights we have granted in favor of such Selling Shareholders in the PIPE Subscription Agreements and the Amended and Restated Registration Rights Agreement.
We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. We are required to pay all fees and expenses incident to the registration of the Class A Ordinary Shares to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the Class A Ordinary Shares beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling Class A Ordinary Shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer. Each Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. The Selling Shareholders and any of their permitted transferees may sell their Class A Ordinary Shares offered by this prospectus on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions.
The Selling Shareholders may use any one or more of the following methods when selling the Class A Ordinary Shares offered by this prospectus:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•settlement of short sales entered into after the date of this prospectus;
•agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, a Selling Shareholder that is an entity may elect to make an in-kind distribution of Class A Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Class A Ordinary Shares acquired in the distribution.
The Selling Shareholders also may transfer the Registrable Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.
To the extent required, the Registrable Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of the Registrable Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Registrable Shares short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Registrable Shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the Class A Ordinary Shares covered by this prospectus, the Selling Shareholders and any underwriters, broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Class A Ordinary Shares may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Shareholders named herein shall not be deemed to be underwriters solely as a result of their participation in this offering).
Pursuant to the PIPE Subscription Agreements and the Amended and Restated Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have each agreed, severally and not jointly, to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, as set forth in the PIPE Subscription Agreements and the Amended and Restated Registration Rights Agreement.
In order to comply with the securities laws of certain states, if applicable, the Class A Ordinary Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Shareholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Shareholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES
The Company’s share capital is governed by the Company’s MAA and the applicable provisions of Companies Act (as amended) of the Cayman Islands. This description is a summary and is not complete. This summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified entirely by reference to the MAA. You should refer to our MAA, which is incorporated by reference in its entirety as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to the provisions of the Companies Act (as amended) of the Cayman Islands, as applicable.
Authorized and Outstanding Shares
The MAA authorizes the issuance of up to 655,000,000 ordinary shares, consisting of:
•500,000,000 Class A Ordinary Shares, par value US$0.0001 per share;
•50,000,000 Class B Ordinary Shares, par value US$0.0001 per share;
•100,000,000 Class C Ordinary Shares, par value US$0.0001 per share; and
•5,000,000 preference shares, par value US$0.0001 per share.
Class Rights
In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any repayment or distribution of capital, the entitlement of the holders of Class C Ordinary Shares shall be determined in accordance with the MAA. Class C Ordinary Shares confer no other right to participate in the profits or assets of the Company (including, for the avoidance of doubt, any right to receive a dividend or other distribution).
Class A Ordinary Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company and rights in a winding up or repayment or distribution of capital and the right to participate in the profits or assets of the Company, in each case, in accordance with the MAA.
Except as otherwise provided by the rights attached to any ordinary shares in the MAA, rights attaching to the Class A Ordinary Shares and the Class C Ordinary Shares shall rank pari passu in all respects, and the Class A Ordinary Shares and Class C Ordinary Shares shall vote together as a single class on all matters.
The MAA authorizes 5,000,000 preference shares and provides that preference shares may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.
The Board is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.
There are no Class B Ordinary Shares issued or outstanding.

Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
•the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;
•whether voting rights are attached to the share in issue;
•the date on which the name of any person was entered on the register as a member; and
•the date on which any person ceased to be a member.
Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Certain Differences in Corporate Law
Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.     In certain circumstances, the Companies Act permits mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is permitted or not prohibited by the constitutional documents of the company incorporated in another jurisdiction and facilitated by the laws of that other jurisdiction).
Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of shareholders holding at least two-thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that holds issued shares that together represent 90% of the votes at a general meeting of the subsidiary company) and its subsidiary company, if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the Cayman Islands court waives such requirement or makes such order as the Cayman Islands court otherwise considers reasonable. The directors of each company are required to provide a declaration of the assets and liabilities of the company made up to the latest practicable date before the making of the declaration, and are further required to make a declaration to the effect that: (i) the company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the company; (ii) no petition or other similar proceeding has been filed and remains outstanding and that no order has been made or resolution adopted to wind up the company in any jurisdiction; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the company are and continue to be suspended or restricted; (v) in the case of a constituent company that is not a surviving company, the constituent company has retired from any fiduciary office held or will do so immediately prior to the merger or consolidation; and (vi) where relevant, the company has complied with any applicable requirements under Cayman Islands regulatory laws. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company and the surviving company is the Cayman Islands exempted company, the procedure is similar, save that where the surviving or consolidated company is the Cayman Islands exempted company, the Cayman Islands Registrar of Companies is required to be satisfied in respect of any constituent overseas company that: (i) the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in the jurisdiction in which the foreign company is existing; (iii) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted; (v) the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (vii) the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) there is no other reason why it would be against the public interest to permit the merger or consolidation. The requirements set out in sections (i) to (vii) above shall be met by a director of the Cayman Islands exempted company making a declaration to the effect that, having made due enquiry, they are of the opinion that such requirements have been met, such declaration to include a statement of the assets and liabilities of the foreign company made up to the latest practicable date before making the declaration.
Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give their written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for their shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of their intention to dissent including, among other details, a demand for payment of the fair value of their shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or within seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase their shares at a price that the company determines is the fair value and if the company and the shareholder agree to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree to a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company shall (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the Cayman Islands court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) in respect a scheme of arrangement proposed between a company and its shareholders (or any class of shareholder), 75% in value of the shareholders (or each class of shareholder) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose; or (ii) a scheme of arrangement proposed between a company and its creditors (or any class of creditors), a majority in number representing 75% in value of the creditors (or each class of creditors) who attend and vote, either in person or by proxy, at a meeting (or meetings) convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands court. While a dissenting shareholder would have the right to express to the Cayman Islands court the view that the scheme of arrangement should not be sanctioned, the Cayman Islands court may be expected to sanction the scheme of arrangement if it satisfies itself that:
•the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to dual majority vote have been complied with;
•the shareholders have been fairly represented at the meeting in question;
•the arrangement is such as a businessman would reasonably approve; and
•the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.
If a scheme of arrangement is sanctioned by the Cayman Islands court, the scheme of arrangement will be binding on all of the shareholders (or each class of shareholder) or creditors (or each class of creditor).
If a scheme of arrangement or takeover offer (as described below) is sanctioned by the Cayman Islands court, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions.     When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
No Appraisal Rights.     Our shareholders have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of United States corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of the shares. However, appraisal rights would also not be available to shareholders of a Delaware target in a business combination transaction if the shares of the target were listed on a national securities exchange and target shareholders receive only shares of a corporation which shares are also listed on a national securities exchange.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits.     Walkers (Cayman) LLP, our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•those who control the company are perpetrating a “fraud on the minority”.
A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities.     The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Walkers (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies.     The Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. “Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Certain Anti-takeover Provisions of the MAA
The MAA provides that the Board be classified into three classes of directors, each to be elected for a three year term.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•1% of the total number of ordinary shares then outstanding; or
•the average weekly reported trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial shareholders will be able to sell their founder shares and private placement shares, as applicable, pursuant to Rule 144 without registration one year after April 5, 2022, the date we completed the Business Combination.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Transfer Agent
The Transfer Agent and Registrar for the Class A Ordinary Shares and Class C Ordinary Shares is Continental Stock Transfer & Trust Company.

LEGAL MATTERS
Certain legal matters in connection with this offering relating to U.S. law has passed upon for us by Gibson, Dunn & Crutcher LLP. Walkers (Cayman) LLP has passed upon the validity of the securities offered in this prospectus and certain other legal matters of Cayman Islands law.
EXPERTS
The consolidated financial statements of MoonLake Immunotherapeutics as of and for the periods ended December 31, 2022 and 2021 incorporated by reference in this registration statement, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this registration statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

MOONLAKE IMMUNOTHERAPEUTICS
35,666,767 Class A Ordinary Shares
Offered by the Selling Shareholders

PROSPECTUS
          , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the Class A Ordinary Shares being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$32,361.93	*
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$100,000.00
Financial printing and miscellaneous expenses	$20,000.00
Total	$177,361.93
__________________
*Previously paid.
We will bear all costs, expenses and fees in connection with the registration of the Class A Ordinary Shares being registered hereby, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the Class A Ordinary Shares. All amounts are estimates except the SEC registration fee.
Item 14.    Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The MAA provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify, hold harmless, exonerate, and to advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of MoonLake or its subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of shareholders or disinterested directors or otherwise.
Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits and Financial Statement Schedules.
The following exhibits are filed as part of this registration statement:

Exhibit	Description
2.1†
Business Combination Agreement, dated as of October 4, 2021, by and among Helix Acquisition Corp., MoonLake Immunotherapeutics AG, the existing shareholders and option rights holders of MoonLake Immunotherapeutics AG, Helix Holdings LLC, and Matthias Bodenstedt (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K, filed with the SEC on October 4, 2021).

3.1	Memorandum and Articles of Association of MoonLake Immunotherapeutics (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the SEC on April 11, 2022).
5.1*	Opinion of Walkers (Cayman) LLP.
23.1*	Consent of Baker Tilly US, LLP.
23.2*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1 hereto).
24.1**	Power of Attorney (included on signature page to initial filing of registration statement).
_______________
*Filed herewith.
**     Previously filed.
†The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5).
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zug, Switzerland, on the 1st day of May, 2023.

MOONLAKE IMMUNOTHERAPEUTICS
By:	/s/ Matthias Bodenstedt
Name:	Matthias Bodenstedt
Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chief Executive Officer; Director	May 1, 2023
Dr. Jorge Santos da Silva	(Principal Executive Officer)

/s/ Matthias Bodenstedt	Chief Financial Officer	May 1, 2023
Matthias Bodenstedt	(Principal Financial and Accounting Officer)

*	Chairperson; Director	May 1, 2023
Simon Sturge

*	Director	May 1, 2023
Dr. Kara Lassen

/s/ Spike Loy	Director	May 1, 2023
Spike Loy

*	Director	May 1, 2023
Catherine Moukheibir

*	Director	May 1, 2023
Dr. Andrew Phillips

*	Director	May 1, 2023
Dr. Ramnik Xavier

*By:	/s/ Matthias Bodenstedt
Matthias Bodenstedt
Attorney-in-fact
AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of MoonLake Immunotherapeutics, in San Francisco, California on the 1st day of May, 2023.

MOONLAKE IMMUNOTHERAPEUTICS
By:	/s/ Spike Loy
Name:	Spike Loy
Title:	Director